Exhibit 99.1
United States Oil Fund, LP
Monthly Account Statement
For the Month Ended August 31, 2009

Statement of Income (Loss)

Income
Realized Trading Gain (Loss)	$274,688,300
Unrealized Gain (Loss) on Market Value of Futures	(321,704,830)
Interest Income	218,061
ETF Transaction Fees	20,000
Total Income (Loss)	$(46,778,469)

Expenses
Investment Advisory Fee	$851,918
Brokerage Commissions	212,866
Tax Reporting Fees	68,200
NYMEX License Fee	43,763
SEC & FINRA Registration Expense	31,000
Audit Fees	13,589
Prepaid Insurance Expense	9,820
Non-interested Directors' Fees and Expenses	9,439
Total Expenses	$1,240,595
Net Gain (Loss)	$(48,019,064)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Period 8/1/09	$2,228,018,534
Additions (7,500,000 Units)	286,724,955
Withdrawals (9,500,000 Units)	(355,251,495)
Net Gain (Loss)	(48,019,064)

Net Asset Value End of Period	$2,111,472,930
Net Asset Value Per Unit (58,300,000 Units)	$36.22

To the Limited Partners of United States Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended August 31, 2009 is accurate and complete.

/s/ Howard Mah

Howard Mah
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Oil Fund, LP

United States Commodity Funds LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502